Exhibit 99.1
Execution Version
COOPERATION AGREEMENT
This COOPERATION AGREEMENT, dated as of June 28, 2019 (this “Agreement”), is made and entered into by and among CSS INDUSTRIES, INC., a Delaware corporation (the “Company”), VARANA CAPITAL, LLC, a Delaware limited liability company, and each of the other persons and entities listed on Exhibit A hereto (each such entity and person listed on Exhibit A being individually referred to as an “Investor” and collectively as the “Investor Group”).
WHEREAS, the Company and representatives of the Investor Group have engaged in discussions regarding various matters concerning the Company, including matters concerning the Board of Directors of the Company (the “Board”) and the Company’s on-going business restructuring;
WHEREAS, the Investor Group previously submitted a notice of nominations to the Company on April 25, 2019, as supplemented on May 1, 2019 (including any attachments and supplements made thereto, the “Nominating Notice”), in respect of its intention to nominate, and to solicit proxies for the election of, up to ten (10) individuals as director candidates to the Company’s Board at the 2019 Annual Meeting of Stockholders of the Company (including any adjournment, postponement, continuation, or rescheduling thereof, the “2019 Annual Meeting”);
WHEREAS, as of the date hereof, the Investor Group is deemed to beneficially own shares of common stock of the Company, $0.10 par value per share (the “Common Stock”), totaling, in the aggregate, 360,750 shares of the Common Stock and constituting approximately four percent (4%) of the Company’s issued and outstanding shares of Common Stock; and
WHEREAS, the Company and the Investor Group have determined that the interests of the Company and its stockholders would be served by, among other things, coming to an agreement with respect to the matters covered in this Agreement and by the Company and the Investor Group agreeing to the other covenants and obligations contained herein;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows, effective as of the date hereof:
1.Board Composition Matters.
(a)2019 Annual Meeting. The Company agrees that it shall take all actions, effective immediately following the execution of this Agreement, to (i) cause the Board to increase the size of its membership from eight (8) to ten (10) members; (ii) appoint Philip Broenniman and David Silver (collectively, the “New Directors”) to the Board with a term expiring at the 2019 Annual Meeting and until their respective successors are duly elected and qualified; and (iii) cause the slate of nine (9) nominees recommended by the Board and standing for election at the 2019 Annual Meeting (which will be held no later than August 30, 2019) to include (x) seven (7) members of the Board who are on the Board prior to the execution of this Agreement (the “Incumbent Slate”); provided that the Incumbent Slate shall be selected by the members of the Board who are on the Board prior to the execution of this Agreement, and (y) the New Directors (collectively, with the Incumbent Slate, the “2019 Nominees”), such that a total of nine (9) directors are to be elected at the 2019 Annual Meeting. The Company specifically agrees to: (i) nominate each of the 2019 Nominees for election at the 2019 Annual Meeting as a director of the Company with a term expiring at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and until each of their respective successors are duly elected and qualified; (ii) recommend to the Company’s stockholders, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2019 Annual

Meeting, that the stockholders of the Company vote to elect each of the 2019 Nominees as directors of the Company at the 2019 Annual Meeting; (iii) cause the Company to support, and solicit proxies for, the election of the New Directors in substantially the same manner as the Company supports and solicits proxies for the election of each of the members of the Incumbent Slate at the 2019 Annual Meeting; and (iv) cause all proxies received by the Company that provide stockholders with the opportunity to vote for all of the 2019 Nominees to be voted in the manner specified by such proxies.
(b)Committees.
(i)The Company agrees that, concurrent with the appointment of the New Directors to the Board, the Board shall take such action as is necessary to cause (A) Philip Broenniman to be appointed as a member of the Board’s Nominating and Governance Committee and (B) David Silver to be appointed as a member of the Board’s Human Resources Committee; provided that, with respect to such committee appointments, each New Director to be appointed to such committee is and continues to remain eligible to serve as a member of such committee pursuant to applicable law or regulations and the listing standards and other rules and regulations of the New York Stock Exchange (“NYSE”) that are applicable to the composition of such committee.
(ii)The Board shall take all actions necessary to ensure that any new committee of the Board that may be or has been established during the period of time commencing on the date of the Nominating Notice through the duration of the Standstill Period (each, a “New Committee”) includes at least one New Director; provided, however, that, with respect to such New Committee appointments, the New Director to be appointed to such New Committee is and continues to remain eligible to serve as a member of such New Committee pursuant to applicable law or regulations and the listing standards and other rules and regulations of the NYSE that are applicable to the composition of such New Committee; provided, further, that the Board shall not be required, and shall have no obligation pursuant to this Agreement, to appoint any New Director to a New Committee, including, but not limited to, any special or executive committee of the Board, to the extent that the Board has determined, in the good faith and reasonable exercise of its fiduciary duties, to form such New Committee for the principal purpose of having the members thereof deliberate and/or take any action, including, but not limited to, making any recommendations with respect to (A) this Agreement, including the interpretation and enforcement thereof; (B) any actions taken or proposed by any of the Investors or any of such Investor’s Affiliates or Associates with respect to the Company; (C) the failure of one or both of the New Directors to comply with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, any charters of any committees of the Board, the Company’s corporate governance guidelines, or any of the Company’s policies, processes, procedures, codes, rules, standards, and guidelines applicable to members of the Board, each as in effect as delivered in writing to the Investor Group prior to the date hereof, including, but not limited to, the Company’s Code of Business Conduct and Ethics, and policies on confidentiality, conflicts of interest, hedging and pledging of Company securities, public disclosures, insider trading, and stock ownership; (D) any proposed transaction between the Company and any Investor or any of its Affiliates or Associates in which such Investor or any of its Affiliates or Associates is a material participant or beneficiary thereof (other than as a stockholder) and has interests in such transaction different from the interests of stockholders generally; (E) any proposed transaction involving any Investor or any of its Affiliates or Associates that is intended to be approved by the Company in which such Investor or any of its Affiliates or Associates is a material participant or beneficiary thereof (other than as a stockholder) and has interests in such transaction different from the interests of stockholders generally; (F) any proposed transaction between the Company and any New Director or any of his or her Affiliates or Associates in which such New Director or any of his or her Affiliates or Associates is a material participant or beneficiary thereof (other than as a stockholder) and has interests in such transaction different from the interests of stockholders generally; (G) any proposed transaction involving any New Director or any of his or her Affiliates or Associates that is intended to be approved by the Company in which such New Director or any of his or her Affiliates or Associates is a material participant or beneficiary thereof and has interests in such transaction different from the interests of stockholders generally; and (H) any other matters that involve actual conflicts of interest between any of the Investors or any of the New Directors or any of their respective Affiliates and Associates, on the one hand, and the Company, on the other hand.
(c)Replacement of New Directors. If, following the date of this Agreement and prior to the expiration of the Standstill Period, a New Director is unable to serve as an independent director of the Company for any reason or otherwise continue service on the Board (other than on account of a failure to be elected at the 2019 Annual Meeting), including, but not limited to, by reason of the resignation, removal, death, or incapacity of such New Director, and at such time the Investor Group beneficially owns in the aggregate at least the lesser of (i) three percent (3.0%) of the Company’s then outstanding Common Stock, and (ii) 265,117 shares of Common Stock As of May 28, 2019, there were outstanding 8,837,238 shares of Common Stock. (subject to adjustment for share issuances, stock splits, reclassifications, combinations and similar actions by the Company that increase the number of outstanding shares of Common Stock) (such lesser amount, the “Minimum Ownership Threshold”), the Investor Group shall have the right to propose a replacement for such director (a “Replacement”) who (i) qualifies as “independent” pursuant to the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards and other rules and regulations of the NYSE; (ii) has, in the reasonable and good faith judgment of the Board, relevant financial and business experience to serve on the Board; (iii) has undergone a customary background check that does not identify any criminal or ethical issues that, in the reasonable and good faith judgment of the Board, are disqualifying; and (iv) is unaffiliated with (and independent of) the Investor Group. Any Replacement must be approved by the Board and its Nominating and Governance Committee, such approval not to be unreasonably conditioned, withheld, or delayed; provided that such approval must be preceded by (i) the Replacement’s completion and execution of the Company’s directors’ and officers’ questionnaire (in the form customarily used for the Company’s non-management directors); and (ii) the Replacement providing to the Company all information regarding himself or herself that is required to be disclosed for candidates for election as directors in a proxy statement filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such other customary information as reasonably requested by the Company. Following approval of the Replacement by the Board and its Nominating and Governance Committee, the Company, acting through the Board, shall take all necessary action to appoint any such Replacement who meets the foregoing criteria to the Board to replace the applicable New Director within five (5) business days, with such Replacement to serve as a director and as a member of those Board committees on which the New Director served (if qualified pursuant hereto and pursuant to applicable law or regulation and the listing standards and other rules and regulations of the NYSE that are applicable to the composition of such committee), in each case, during the unexpired term, if any, of such New Director; provided, however, that if the Board does not appoint such Replacement to the Board pursuant to this Section 1(c), the parties shall continue to follow the procedures in this Section 1(c) until a replacement director candidate is appointed to the Board. Such Replacement shall thereafter be considered a New Director for all purposes of this Agreement. The Investor Group shall promptly (and in any event within five (5) business days) inform the Company in writing if the Investor Group fails to satisfy the Minimum Ownership Threshold at any time.
(d)Board Policies and Procedures. The Investor Group acknowledges that each New Director (and any Replacement) shall be required to (i) strictly comply (to the same extent as all other directors) with all of the same written policies, processes, procedures, codes, rules, standards, and guidelines applicable to members of the Board, as in effect from time to time, and shall for the avoidance of doubt be required to strictly adhere to the Company’s Code of Business Conduct and Ethics and policies on confidentiality, conflicts of interest, hedging and pledging of Company securities, public disclosures, insider trading, and stock ownership, each as in effect from time to time; provided that, prior to the execution of this Agreement, the New Directors shall have been provided with copies of all written policies and guidelines then in effect; and (ii) strictly preserve the confidentiality of Company business and information, including the discussion of any matters considered in meetings of the Board whether or not the matters relate to material non-public information, unless previously publicly disclosed by the Company. Further, the Investor Group and the New Directors shall provide the Company with such information and authorizations as is reasonably requested by the Company concerning the Investor Group and/or the New Directors as is required to be disclosed under applicable law or regulations and the listing standards and other rules and regulations of the NYSE and such other customary information as reasonably requested by the Company, including the completion of the Company’s directors’ and officers’ questionnaires (to the extent not previously completed), in each case as promptly as necessary to enable the timely and accurate filing of the Company’s proxy statement and other periodic reports or legally required disclosures with the SEC, the NYSE, and other applicable regulatory authorities.
(e)Rights and Benefits of the New Directors. The Company agrees that the New Directors shall receive (i) director and officer insurance and any indemnity and exculpation arrangements on the same basis as all other non-management directors on the Board; (ii) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board with similar Board assignments; and (iii) such other benefits on the same basis as all other non-management directors on the Board, including, but not limited to, having the Company (or its legal counsel) prepare and file with the SEC, at the Company’s expense, any Forms 3, 4, and 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.
(f)Size of the Board. The Company agrees that, without the unanimous approval of the Board or unless the Company enters into an arm’s length definitive agreement relating to a strategic transaction that contemplates an unaffiliated counterparty to such transaction being able to designate one or more persons to be appointed or nominated for election to the Board, during the period from the conclusion of the 2019 Annual Meeting until the end of the Standstill Period, the size of the Board shall not be increased beyond nine (9) members.
2.Actions by the Investor Group.
(a)Withdrawal of Investor Group’s Advance Notice of Nomination. The Investor Group, on behalf of itself and its Affiliates, and each member thereof, shall immediately upon the New Directors being appointed to and seated on the Board, (i) irrevocably withdraws (and shall be deemed to have so withdrawn) the Nominating Notice, all director nominations contemplated thereby, and any and all related amendments, supplements, notices, and other materials submitted to the Company in connection therewith; (ii) agrees not to deliver to the Company or any representative thereof any notices of nominations, business or stockholder proposals with respect to any meeting of the Company’s stockholders during the Standstill Period (as defined below); and (iii) agrees not to bring any nominations, stockholder proposals, or other business before or at the 2019 Annual Meeting or at any time thereafter during the Standstill Period. Effective immediately following the execution of this Agreement, the Investor Group shall, and shall cause each of its principals, employees, Affiliates, agents, and other representatives to, cease all efforts, direct or indirect, in furtherance of the nomination, contested solicitation, and other actions contemplated by the Nominating Notice.
(b)Termination of Solicitation Activities. The Investor Group, on behalf of itself and its Affiliates, and each member thereof, hereby agrees that it will, and that it will cause its Related Persons and its or their respective representatives to immediately cease, and not resume for the duration of the Standstill Period, any and all efforts, direct or indirect, in furtherance of any solicitation (including any negative solicitation efforts) in connection with the 2019 Annual Meeting, any other meeting of the Company’s stockholders, any action by written consent of the Company’s stockholders, the Board, the Company, or the Company’s business.
(c)Notice to the SEC. The Investor Group shall promptly (but no later than the next business day following receipt of written notice (email shall be sufficient) from the Company that the New Directors have been appointed to and seated on the Board and such committees of the Board as required under Sections 1(a) and 1(b), respectively, of this Agreement) notify the Staff of the SEC in writing (email shall be sufficient) that it has entered into this Agreement and, pursuant hereto, has withdrawn the Nominating Notice, and shall, thereafter, promptly provide the Company with a copy of this communication.
(d)Termination of Investor Group’s Agreements with the New Directors. The Investor Group, on behalf of itself and its Affiliates, and each member thereof, hereby terminates each of the agreements attached to the Nominating Notice and releases any and all such counterparties, including the New Directors, from their obligations therein (and shall be deemed upon execution of this Agreement to have so terminated and released). The Investor Group confirms that there does not exist any other agreement with any of the New Directors or other candidates for election which relate to the nomination or solicitation of proxies of director candidates for election or other matters to be considered at the 2019 Annual Meeting.
(e)Voting.
(i)Stockholders’ Meetings. At each annual and special meeting of the Company’s stockholders held prior to the expiration of the Standstill Period, each of the Investors agrees to (A) appear at such stockholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates to be counted as present for purposes of establishing a quorum; (B) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates on the Company’s proxy card or voting instruction form (1) in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors and against any proposals to remove any such members of the Board, (2) against any nominees to serve on the Board that have not been recommended by the Board, and (3) with respect to all other matters other than a Voting Exempt Matter, in accordance with the Board’s recommendations as identified in the Company’s definitive proxy statement or any supplement thereto; and (C) not execute any proxy card or voting instruction form in respect of such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board (such proxy card and/or form, the “Company’s card”); provided, however, that notwithstanding the foregoing, in the event that both Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposal (other than the election or removal of directors), each of the Investors shall have the right to vote on the Company’s card in accordance with the recommendation of ISS and Glass Lewis with respect to such proposal so long as no Investor publicly discloses such vote; provided, further, that with respect to any Voting Exempt Matter, each of the Investors shall have the ability to vote freely on the Company’s card so long as no Investor publicly discloses such vote. For purposes of this Section 2(e), a “Voting Exempt Matter” means, with respect to the Company, any stockholder vote taken to approve or ratify: (A) any merger, acquisition, recapitalization, restructuring, financing, disposition, distribution, spin-off, sale or transfer of all or substantially all of the Company’s or any of its Affiliates’ assets in one or a series of transactions, joint venture or other business combination of the Company or any of its Affiliates with a third party; (B) any adoption of takeover defenses not in existence as of the date of this Agreement by the Company; or (C) the adoption of new or amended compensatory plans by the Company that require a stockholder vote. During the Standstill Period, not later than five (5) business days prior to each of the Company’s meetings of stockholders, each Investor shall vote in accordance with this Section 2(e) and shall not revoke or change any such vote.
(ii)Actions By Written Consent. In connection with any shareholder action by written consent that is sought to be taken by any person, other than the Company or the Board, prior to the expiration of the Standstill Period, each of the Investors agrees (A) not to vote, and to cause not to be voted, any shares of Common Stock beneficially owned by such Investor and/or their respective Affiliates on any consent card solicited by any party, other than the Company or the Board; and (B) to execute and complete any consent revocation card solicited by the Company or the Board, in accordance with the recommendation of the Board; provided, however, that with respect to any Voting Exempt Matter, each of the Investors shall have the ability to complete and execute the Company’s card with such votes as they determine in their sole discretion so long as no Investor publicly discloses such vote. No Investor nor any of its Related Persons shall take any position, make any statement, or take any action inconsistent with this Section 2(e)(ii).
(iii)Special Meeting Demands. In connection with any demand by a stockholder of the Company or any other person that the Company call a special meeting of stockholders, made prior to the expiration of the Standstill Period, each of the Investors agrees (A) not to vote, and to cause not to be voted, any shares of Common Stock beneficially owned by such Investor and/or their respective Affiliates for any special meeting demand proposed or sought to be made by any party; (B) not to complete and execute any special meeting demand consent card solicited by any party; and (C) to execute and complete any special meeting demand consent revocation card solicited by the Company or the Board in accordance with the recommendation of the Board. No Investor nor any of its Related Persons shall take any position, make any statement or take any action inconsistent with this Section 2(e)(iii).
3.Standstill.
(a) From the date of this Agreement until the expiration of the Standstill Period (as defined below), each Investor shall not, and shall cause its respective Affiliates (as defined below), principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives (collectively, the “Related Persons”), not to, directly or indirectly, alone or with others, in any manner:
(i)make any announcement or proposal with respect to, or offer, seek, propose or indicate an interest in (A) any form of business combination or acquisition or other transaction relating to assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for the Common Stock, whether or not such transaction involves a Change of Control of the Company;
(ii)make, engage in, assist with, or in any way participate in, directly or indirectly, any solicitation of proxies or written consents to vote (or withhold the vote of) any voting securities of the Company, or conduct any binding or non-binding referendum with respect to any voting securities of the Company, or engage in any solicitation activities on behalf of any person, or conduct any exempt solicitation, including under Rule 14a-2(b)(1) under the Exchange Act, with respect to the voting of any securities of the Company, or any securities convertible or exchangeable into or exercisable for any such securities, or otherwise take any action that could cause any Investor to be deemed a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote (or withhold the vote of) any securities of the Company;
(iii)pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act communicate with stockholders of the Company or others;
(iv)acquire, offer or propose (publicly or otherwise) to acquire, or agree to acquire, beneficial ownership directly or indirectly, and acting alone or in concert with others, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, or through swap or hedging transactions or otherwise, of any securities (including common and preferred equity interests and debt that is convertible into any equity interests) of the Company, any direct or indirect rights or options to acquire any such securities, any derivative securities or contracts or instruments in any way related to the price of shares of Common Stock, or any assets or liabilities of the Company; provided that the Investor Group, in the aggregate, may acquire beneficial ownership of up to nine and nine-tenths percent (9.9%) of the then outstanding shares of Common Stock;
(v)advise, encourage, or influence, or seek to advise, encourage, or influence, any person with respect to the voting of (or execution of a proxy or written consent in respect of), acquisition of, or disposition of any securities of the Company;
(vi)provide investment advice with respect to the Company’s securities to any person, or provide logistical advice or assistance to any person engaged in a contested solicitation of proxies from the Company’s stockholders in connection with a meeting of stockholders of the Company or the solicitation of written consents from the Company’s stockholders;
(vii)sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, any securities (including common and preferred equity interests and debt that is convertible into any equity interests) of the Company or any rights decoupled from the underlying securities held by the Investors or their Affiliates or Associates to any person or entity not a party to this Agreement (a “Third Party”) that would knowingly result in such Third Party (together with its Affiliates and Associates) owning, controlling, or otherwise having beneficial or other ownership interest in, or aggregate economic exposure to, more than one percent (1.0%) of the shares of Common Stock outstanding at such time;
(viii)sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, any securities (including common and preferred equity interests and debt that is convertible into any equity interests) of the Company or any rights decoupled from the underlying securities held by the Investors to any Affiliate or Associate of any Investor not a party to this Agreement;
(ix)take any action in support of or make any proposal or request that constitutes (or would constitute if taken): (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the voting standard with respect to director elections, number or term of directors or to fill any vacancies on the Board, except as set forth in this Agreement; (B) any change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices, or dividend policy of the Company; (C) any other change in the Company’s management, governance, compensation programs, policies, strategies, strategic initiatives, or business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(x)engage in any course of conduct with the purpose of causing stockholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s stockholders for their vote at any meeting of the Company’s stockholders or by written consent;
(xi)call, seek to call, or request the call of (publicly or otherwise), alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, including, but not limited to, a “town hall meeting;”
(xii)seek, alone or in concert with others, representation on the Board, except as expressly permitted by this Agreement;
(xiii)initiate, encourage or participate in any “vote no,” “withhold” or similar campaign relating to the Company;
(xiv)act, seek, facilitate, or encourage any person, to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of directors or otherwise with respect to the Company or seek, facilitate, encourage, or take any other action with respect to the appointment, election or removal of any directors of the Company;

(xv)submit, participate in, or be the proponent of, or seek, or encourage any person, to submit, any stockholder proposal to the Company (including, but not limited to, any submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act);
(xvi)deposit any securities of the Company in any voting trust or similar arrangement or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent, or other authority to vote);
(xvii)form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act or otherwise) with respect to the Company or its securities, other than a “group” consisting only of the Investors that are parties to this Agreement and, following the execution of this Agreement, an Affiliate of the Investor Group so long as any such Affiliate first agrees to be bound in writing by the terms and conditions of this Agreement (it being understood that any Schedule 13D or any amendment thereto, or any other legally required disclosure or filing, and the contents thereof, may not violate any of the restrictions set forth in this Agreement);
(xviii)demand a copy of the Company’s list of stockholders or its other books and records under Sections 220(b) or (c) of the Delaware General Corporation Law, as amended, or equivalent state or federal laws;
(xix)institute, solicit, encourage, assist, or join, as a party, or assist any Third Party in asserting, commencing, or maintaining, any litigation, arbitration or other proceeding (including any derivative action) against or involving the Company or any of its future, current or former directors or officers; provided, however, that the foregoing shall not prevent any Investor from (A) bringing litigation against the Company to enforce the provisions of this Agreement; (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against an Investor; or (C) responding to or complying with a validly issued legal process that neither the Investor Group nor any of its Related Persons initiated, encouraged or facilitated;
(xx)take any action, directly or indirectly, to interfere with any employment, consulting, compensation, indemnification, separation or other agreements, arrangements or understandings, whether written or oral, formal or informal, between the Company and any current or former director or officer of the Company, or which are intended to benefit any current or former director or officer of the Company, including, but not limited to, any provisions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws intended to indemnify, provide advancement of expenses or limit the liability of, any current or former director or officer of the Company;
(xxi)disclose publicly or privately, in a manner that could reasonably be expected to become public, any intent, purpose, plan, or proposal with respect to the Board, the Company, its management, business or corporate structure, policies, or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;
(xxii)enter into any discussions, negotiations, understandings, or agreements (whether written or oral) with any person or entity to take any action the Investors are prohibited from taking pursuant to this Section 3, or make any statement with respect to any such action, or advise, assist, encourage or seek to persuade any person or entity to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;
(xxiii)make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any party;
(xxiv)take any action challenging the validity or enforceability of any of the provisions of this Section 3 or Section 7 or publicly disclose, or cause or facilitate the public disclosure

(including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media, or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement; or (B) take any action challenging the validity or enforceability of any provisions of this Section 3 or Section 7 of this Agreement; or
(xxv) otherwise take, or solicit, cause or encourage any Third Party to take, any action inconsistent with the foregoing.
(b)The foregoing provisions of this Section 3 shall not (i) prohibit any of the Investors or their Related Persons from engaging in private discussions with the Board or any director or executive officer of the Company regarding any matter so long as such private discussions are not intended to, and would not be reasonably expected to, trigger any public disclosure obligations for any party and subject to the confidentiality obligations to the Company of any such director or officer; (ii) impose any restriction on the New Directors (or any Replacement) from discharging her or his fiduciary duties or exercising her or his rights as a director of the Company; (iii) prohibit the Investor Group from making any disclosure required by applicable law, regulation, or legal process or as otherwise legally required by a regulatory or judicial authority with jurisdiction over the Investor Group; or (iv) prohibit or limit the ability of the Investors to enforce this Agreement.
(c)As of the date of this Agreement, (i) none of the Investors or their Related Persons are engaged in any discussions or negotiations with any person, concerning the acquisition of economic ownership of any securities (including common and preferred equity interests and debt that is convertible into any equity interests) of the Company or any rights decoupled from the underlying securities of the Company; (ii) none of the Investors or their Related Persons have any agreements, arrangements, or understandings, written or oral, formal or informal, and whether or not legally enforceable, with any person concerning the acquisition of economic ownership of any securities (including common and preferred equity interests and debt that is convertible into any equity interests) of the Company or any rights decoupled from the underlying securities of the Company; and (iii) none of the Investors or their Related Persons have any actual and non-public knowledge that any other stockholders of the Company have any intention of taking any actions that if taken by the Investors would violate any of the terms of this Agreement.
(d)At any time during the Standstill Period, upon reasonable written notice from the Company to a member of the Investor Group, the Investor Group and each member thereof will promptly provide the Company with information regarding the amount of the securities of the Company beneficially owned by each such entity or individual or Affiliates thereof.
(e)As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; the terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own,”; the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature; and the term “business day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Pennsylvania are authorized or obligated to be closed by applicable law or regulations.
(f) For purposes of this Agreement, “Standstill Period” shall mean the period commencing on the date of this Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by the Company’s stockholders of director nominations for consideration at the 2020 Annual Meeting (as such advance notice period is calculated in the advance-notice provisions of the Company’s Amended and Restated Bylaws in effect on the date hereof), and (y) one hundred (100) calendar days prior to the first anniversary of the 2019 Annual Meeting.
4.Expenses. The Company shall reimburse the Investor Group, within ten (10) calendar days following the date that the Company receives reasonable supporting documentation, for the Investor Group’s reasonable, documented, out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the preparation of the Nominating Notice and related correspondences with the Company, the Investor Group’s engagement with the Company, and the negotiation, execution and delivery of this Agreement in an amount not to exceed, in the aggregate, $180,000.
5.Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) the execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound.
6.Representations and Warranties of the Investors.
(a)Each Investor jointly and severally represents and warrants to the Company that (a) as of the date of this Agreement, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Exhibit A to this Agreement, and such exhibit includes all Affiliates of any Investor that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Investor has any right to acquire or has an interest therein or related thereto, whether through derivative securities, voting agreements, contracts or instruments in any way related to the price of the Common Stock (other than a broad-based market basket or index), or otherwise, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute this Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms of this Agreement, (d) each of the Investors shall cause each of its respective Related Persons to comply with the terms of this Agreement, and (e) the execution, delivery, and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment, or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which such Investor is a party or by which it is bound.
(b)Each Investor jointly and severally represents and warrants to the Company that it does not have, directly or indirectly, any agreements, arrangements, or understandings (written or oral) with any person with respect to its investment in the Company, the selection or identification of any person to fill any director or officer position for the Company, any potential transaction involving the Company, or the acquisition, voting or disposition of any securities of the Company. Each Investor further represents and warrants that (i) none of the Investors has any voting commitments (written or oral) with any of the New Directors; (ii) none of the Investors has any control or influence over any compensation or other monetary payments to be received by any of the New Directors in connection with their service as a director of the Company; (iii) none of the Investors are aware of any facts or circumstances that will prevent any New Director from exercising independent judgment with respect to any matter involving the Company or items that may come before the Board or any of its committees; and (iv) each New Director is independent of the Investor Group for purposes of the listing standards and other rules and regulations of the NYSE. Each Investor agrees that it shall not compensate or otherwise incentivize any New Director (or any Replacement), through monetary compensation or otherwise, for his or her involvement in the Company or serving on the Board or enter into, or seek to enter into, any voting commitments (written or oral) relating to the Company with any New Director (or any Replacement) or any director or officer of the Company. Upon proposing any Replacement pursuant to Section 1(c) hereof, the Investor Group shall be deemed to make the representations and warranties contained in this Section 6(b) with respect to any such Replacement as though the term “New Director” as used in this Section 6(b) was replaced with the term “Replacement.”
7.Mutual Non-Disparagement and Non-Investigation.
(a)Each Investor agrees that, until the earlier of (i) the expiration of the Standstill Period and (ii) any material breach of this Agreement by the Company (provided that the Company shall have three business days following written notice from such Investor of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Related Persons not to, directly or indirectly, without the prior written consent of the Company, publicly make, express, transmit, speak, write, verbalize, or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support, or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory, critical or negative toward, the Company or any of its directors, officers, Affiliates, Associates, subsidiaries, employees, or agents in their capacity as such (collectively, the “Company Agents”), or that might reasonably be construed to malign, harm, disparage, defame, or damage the reputation or good name of the Company, any of its businesses, products, or services, or any of the Company Agents in their capacity as such, including, without limitation: (x) in any document or report filed with or furnished to the SEC or any other governmental agency, (y) in any press release or other publicly available format, or (z) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview).
(b)The Company hereby agrees that, until the earlier of (i) the expiration of the Standstill Period, and (ii) any material breach of this Agreement by an Investor (provided that such Investor shall have three business days following written notice from the Company of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, without the prior written consent of the Investor Group, publicly make, express, transmit, speak, write, verbalize, or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support, or participate in any of the foregoing), any remark, comment, message, information, declaration, communication, or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory, critical or negative toward, the Investors or any of their respective principals, officers, Affiliates, Associates, employees, or agents in their capacity as such (collectively, the “Investor Agents”), or that might reasonably be construed to malign, harm, disparage, defame, or damage the reputation or good name of any Investor, any of its businesses, products, or services, or any of the Investor Agents in their capacity as such, including, without limitation: (x) in any document or report filed with or furnished to the SEC or any other governmental agency, (y) in any press release or other publicly available format, or (z) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview).
(c)During the Standstill Period, (i) The Investor Group shall not engage any private investigations firm or other person to investigate any of the Company’s directors or officers; and (ii) the Company shall not engage any private investigations firm or other person to investigate any member of the Investor Group or any of its Related Persons. For the avoidance of doubt, nothing contained in this Section 7(c) shall prevent the Company or the Board from engaging a private investigations firm or other person to conduct a customary background review of any proposed Replacement prior to his or her appointment or election to the Board during the Standstill Period.
(d)Notwithstanding the foregoing, nothing in this Section 7 or elsewhere in this Agreement shall prohibit any person from (i) reporting possible violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder, or (ii) making any other statement or disclosure required under the federal securities laws or other applicable law or regulations, including, but not limited to, the listing standards and other rules and regulations of the NYSE.
(e)The limitations set forth in Sections 7(a), 7(b), and 7(c) shall not prevent any party from (i) responding to any public statement made by the other party of the nature described in Sections 7(a) or 7(b) if such statement by the other party was made in breach of this Agreement, or (ii) in connection with the prosecution of litigation by such party alleging breach by the other party of its obligations under this Agreement, (A) describing the facts underlying any alleged breach in any complaint, filing, pleading, or other documents prepared by such party, or in any court or other proceeding, relating to such litigation, or (B) conducting an investigation of the facts underlying any such alleged breach.
8.No Concession or Admission of Liability. This Agreement is being entered into for the purpose of avoiding a proxy contest, litigation, uncertainty, controversy, and legal expense, constitutes a compromise and settlement entered into by each party hereto, and shall not in any event constitute, be construed or deemed a concession or admission of any liability or wrongdoing of any of the parties.
9.Public Announcements. The Company shall issue a press release (the “Press Release”), announcing this Agreement, in the form attached hereto as Exhibit B on July 1, 2019 prior to the opening of the NYSE. Prior to the issuance of the Press Release, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party. During the Standstill Period, neither the Company nor the Investor Group or any of its Affiliates or Associates shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by applicable law or regulations and the listing standards and other rules and regulations of the NYSE (and, in any event, each party must provide the other party, prior to making any such public announcement or statement, a reasonable opportunity to review and comment on such disclosure, to the extent reasonably practicable under the circumstances, and each party will consider any comments from the other in good faith) or with the prior written consent of the other party, and otherwise in accordance with this Agreement.
10.SEC Filings. No later than four (4) business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.
11.Effect of a Change of Control Transaction. In the event that (A) (i) the Company enters into a binding, definitive, arm’s length agreement for a transaction that would constitute a Change of Control Transaction (as defined herein) and the acquiring or counter-party to such Change of Control Transaction has conditioned the closing of such Change of Control Transaction on the termination of the Investor Group’s rights to appoint and replace directors under this Agreement, then (B) upon the closing of such Change of

Control Transaction (i) all the Investor Group’s rights under Section 1 of this Agreement will terminate and (ii) all the obligations of the Investor Group (and the New Directors) under this Agreement, including without limitation the obligations under Sections 2 and 3, will terminate; provided, that (I) the Company shall not propose, request, or encourage (directly or indirectly) such acquiring or counter-party to such Change of Control Transaction to condition the closing of such transaction on such termination of this Agreement or the rights hereunder; (II) no party shall be released from any breach of this Agreement that occurred prior to the termination of this Agreement; and (III) all rights of the New Directors (including to indemnification) will remain unchanged. For purposes of this Agreement, a “Change of Control Transaction” shall mean a transaction that (x) as a direct result of the consummation thereof, causes (i) all Company securities to be delisted from and cease trading on all public exchanges and securities markets and (ii) all Company securities to be deregistered by the SEC; and (y) does not result in any current or former directors or executives of the Company (i) being officers, directors, consultants or direct or indirect owners or investors in or (ii) having a substantial ownership interest in the resulting or surviving entity, except to the extent such Change of Control Transaction has been approved by at least a majority of each of (a) a special committee that includes at least one New Director and is advised by independent counsel selected by such special committee and (b) the disinterested shareholders of the Company.
12.Breach of this Agreement. If either party alleges that the other party has materially breached this Agreement, the alleging party (the “Alleging Party”) shall promptly provide written notice to the other party (the “Non-Alleging Party”) reasonably detailing the alleged breach. The rights and obligations of each party shall continue under this Agreement until a court of competent jurisdiction determines that the Non-Alleging Party has breached this Agreement.
13.Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable injury to the other party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 13 shall not be the exclusive remedy for any violation of this Agreement.
14.Representative. Each Investor hereby irrevocably appoints Phillip R. Broenniman as its attorney-in-fact and representative (the “Investor Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all consents, notices, or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Representative or upon any document, consent, notice, instruction, or other writing given or executed by the Investor Representative.
15.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, and representations, whether oral or written, of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth herein.
16.Notice. Any notices, consents, determinations, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:
If to the Company:

CSS Industries, Inc.
450 Plymouth Road, Suite 300
Plymouth Meeting, PA 19462
Email: Bill.Kiesling@cssindustries.com
Attention: William G. Kiesling, Esq., Senior Vice President - Legal and
Licensing and General Counsel

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Email: justin.chairman@morganlewis.com
Attention: Justin W. Chairman, Esq.

and

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, DC 20004-2541
Email: keith.gottfried@morganlewis.com
Attention: Keith E. Gottfried, Esq.

If to any Investor:

Varana Capital, LLC
81 Prospect Street
Brooklyn, NY 11201
Email: prb@varanacapital.com
Attention: Philip R. Broenniman, Managing Partner

With copies (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, NY 10176
E-mail: cdavis@kkwc.com
Attention: Christopher P. Davis, Esq.

17.Governing Law. This Agreement and any disputes arising out of or related to this Agreement, the relationship of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed in all respects by, construed, and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed wholly within the State of Delaware, without giving effect to the choice of law or conflict of law principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.
18.Jurisdiction. Each of the parties hereto, on behalf of itself and its Affiliates and Associates, (a) irrevocably submits to the personal jurisdiction of the federal or state courts of the State of Delaware in the event any dispute arises out of or related to this Agreement or the transactions contemplated by this Agreement, (b) agrees that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement will be brought solely and exclusively in any state or federal court in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts), (c) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (d) irrevocably and unconditionally agrees that service of process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 16 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each of the parties hereto, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action, suit, or other legal proceeding arising out of or related to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (iii) to the fullest extent permitted by applicable law, that (x) such action, suit, or other legal proceeding in any such court is brought in an improper or inconvenient forum, (y) the venue of such action, suit, or other legal proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such court.
19.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
20.Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
21.Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.
22.Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.
23.Receipt of Adequate Information; No Reliance; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement, that it has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof, and that it has not relied on any promise, representation, or warranty, express or implied not contained in this Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Further, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.
24.Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule, or statute as from time to time amended, modified, or supplemented.
25.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
26.Amendment. This Agreement may be modified, amended, or otherwise changed only in a writing signed by all of the parties hereto, or in the case of the Investors, the Investor Representative, or their respective successors or assigns.
27.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable solely by the parties hereto and the respective successors. No party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company (with such consent specifically authorized in a written resolution adopted and approved by the unanimous vote of the entire membership of the Board), and with respect to the Company, the prior written consent of the Investor Representative. Any assignment in contravention of the foregoing shall be null and void.
28.No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties, or agreements are made and no other person or entity shall be entitled to rely thereon, and nothing in this Agreement shall confer any rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity.

29.Counterparts; PDF Signatures. This Agreement and any amendments hereto may be signed in any number of textually identical counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.
CSS INDUSTRIES, INC.

By:    /s/ Christopher J. Munyan
Name: Christopher J. Munyan
Title: President and Chief Executive Officer

VARANA CAPITAL, LLC

By:    Philip R. Broenniman
as Managing Member

By:    /s/ Philip R. Broenniman
Name: Philip R. Broenniman
    Title: Managing Member

VARANA CAPITAL PARTNERS, LP

By:     VARANA CAPITAL, LLC
As General Partner

By:    /s/ Philip R. Broenniman
Name: Philip R. Broenniman
    Title: Managing Member

VARANA CAPITAL FOCUSED, LP

By:     VARANA CAPITAL, LLC
As General Partner

By:    /s/ Philip R. Broenniman
Name: Philip R. Broenniman
    Title: Managing Member

STONE BAY VARANA, LLC

By:     VARANA CAPITAL, LLC
As General Partner

By:    /s/ Philip R. Broenniman
Name: Philip R. Broenniman
    Title: Managing Member

[SIGNATURE PAGE TO COOPERATION AGREEMENT]

/s/ Philip R. Broenniman
PHILIP R. BROENNIMAN

/s/ Ezra M. Gardener
EZRA M. GARDNER

[SIGNATURE PAGE TO COOPERATION AGREEMENT]

EXHIBIT A
INVESTOR GROUP OWNERSHIP OF COMMON STOCK

Investor	Shares of Common Stock Beneficially Owned
Varana Capital, LLC	360,750
Varana Capital Partners, LP	100
Varana Capital Focused, LP	100
Stone Bay Varana, LLC	360,550
Phillip R. Broenniman	360,750
Ezra M. Gardner	360,750
Aggregate total beneficially owned by the Investor Group:	360,750

EXHIBIT B
FORM OF PRESS RELEASE

CSS INDUSTRIES, INC. REACHES COOPERATION AGREEMENT WITH VARANA CAPITAL
Agrees to Appoint Two New Independent Directors to the CSS Board

PLYMOUTH MEETING, PA, July 1, 2019 - CSS Industries, Inc. (NYSE: CSS), a leading consumer products company serving the craft, gift and seasonal markets, today announced that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Varana Capital, LLC and its affiliates, which collectively own approximately 4% of the outstanding shares of CSS common stock.
Under the terms of the Cooperation Agreement and effective immediately, the CSS Board of Directors has been expanded to ten members, and has appointed to its membership two new independent directors recommended by Varana Capital, Philip R. Broenniman and David Silver. The CSS Board will support their re-election at CSS’s 2019 Annual Meeting of Stockholders as part of a nine-person slate of nominees recommended by the CSS Board. CSS will hold its 2019 Annual Meeting of Stockholders no later than August 30, 2019.
Rebecca C. Matthias, CSS’s Chair of the Board, stated, “We are pleased to have reached this Cooperation Agreement with Varana Capital and appreciate the constructive dialogue we have had with them. I am also pleased to welcome Phil and David to the CSS Board and am confident they will complement the strengths of the current members of our Board as we continue to oversee the transformation of CSS into a leaner, more focused organization.”
Philip R. Broenniman, Managing Partner of Varana Capital, stated, “We appreciate the constructive engagement and open dialogue we have had with CSS’s Board and senior management team. With this Cooperation Agreement, we look forward to continuing to work collaboratively with the CSS Board and senior management as we pursue our common goal of enhancing value for all stockholders.”
Under the terms of the Cooperation Agreement, Varana Capital and its affiliates have agreed to vote their shares in support of, among other things, the election of CSS’s slate of recommended directors, which includes the two new independent directors appointed to the Board pursuant to the Cooperation Agreement, at CSS’s 2019 Annual Meeting of Stockholders. Varana Capital will also abide by certain customary standstill provisions until the date that is the earlier of 30 days prior to the expiration of the advance notice period for stockholders to submit nominations of director candidates to be considered at the CSS 2020 Annual Meeting of Stockholders and 100 days prior to the first anniversary of the CSS 2019 Annual Meeting of Stockholders.
A complete copy of the Cooperation Agreement between CSS and Varana Capital will be included as an exhibit to a Current Report on Form 8-K that CSS will file with the Securities and Exchange Commission.

Dissemination of Company Information
CSS Industries, Inc. intends to make future announcements regarding company developments and financial performance through its website at www.cssindustries.com.
About CSS Industries, Inc.

CSS is a creative consumer products company, focused on the craft, gift and seasonal categories.  For these design-driven categories, we engage in the creative development, manufacture, procurement, distribution and sale of our products with an omni-channel approach focused primarily on mass market retailers.  Our core products within the craft category include sewing patterns, ribbons, trims, buttons, and kids crafts. For the gift category, our core products are designed to celebrate certain life events or special occasions, with a focus on packaging items, such as ribbons, bows, bags and wrap, as well as stationery, baby gift items, and party and entertaining products.  For the seasonal category, we focus on holiday gift packaging items, including ribbons, bows, bags, tags and gift card holders, in addition to specific holiday-themed decorations and activities, including Easter egg dyes and Valentine’s Day classroom exchange cards.  In keeping with our corporate mission, all of our products are designed to help make life memorable.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts, including future operations, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including the risks and other risk factors detailed in various publicly available documents filed by CSS from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in CSS’s Annual Report on Form 10-K filed with the SEC on May 31, 2019. Any forward-looking statements should be considered in light of those risk factors. CSS cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. CSS disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.
Important Additional Information And Where To Find It
CSS Industries, Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. Information regarding the names of CSS’s directors and executive officers and their respective direct or indirect interests in CSS by security holdings or otherwise can be found in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on June 22, 2018. To the extent holdings of CSS’s securities have changed since the amounts set forth in CSS’s proxy statement for its 2018 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding CSS’s director, officer and other participants in the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders, and their respective direct or indirect interests in CSS, through security holdings or otherwise, will be set forth in CSS’s proxy statement for its 2019 Annual Meeting of Stockholders, including the schedules and appendices thereto.
CSS Industries, Inc. intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from CSS’s stockholders in connection with the matters to be considered at CSS’s 2019 Annual Meeting of Stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CSS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by CSS with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Resources section of CSS’s corporate website at www.cssindustries.com, by writing to CSS’s Corporate Secretary at CSS Industries, Inc., 450 Plymouth Road, Suite 300, Plymouth Meeting, PA 19462, or by contacting CSS at (610) 729-3959.